Annual Report dated 04/30/2006 for
MDF Balanced All Cap Growth and Value Class A

ANNUAL REPORT

APRIL 30, 2006

Legg Mason Partners

Multiple Discipline Funds

Balanced All Cap Growth and Value

INVESTMENT PRODUCTS: NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Legg Mason Partners

Multiple Discipline Funds

Balanced All Cap Growth and Value

Annual Report  •  April 30, 2006

What’s

Inside

Fund Objective

The Fund seeks a balance between long-term growth of capital and principal preservation.

“Smith Barney”, “Salomon Brothers” and “Citi” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was generally strong during the one-year reporting period. After expanding 3.3% in the second quarter of 2005, third quarter gross domestic product
(“GDP”)i advanced 4.1%. GDP growth then slipped to 1.7% in the fourth quarter. This marked the first quarter that GDP growth didn’t surpass 3.0% since the first three months of 2003. However, as expected, the economy rebounded sharply in the first quarter of 2006, with GDP rising an estimated 5.3%. The economic turnaround was prompted by both strong consumer and business spending. In addition, the U.S. Labor Department reported that unemployment hit a five-year low in March.

The Federal Reserve Board (“Fed”)ii continued to raise interest rates during the reporting period. Despite the “changing of the guard” from Fed Chairman Alan Greenspan to Ben Bernanke in early 2006, it was “business as usual” for the Fed, as it raised short-term interest rates eight times during the reporting period. Since it began its tightening campaign in June 2004, the Fed has increased rates 15 consecutive times, bringing the federal funds rateiii from 1.00% to 4.75%. The Fed then raised rates to 5.00% on May 10th, after the end of the reporting period. Coinciding with this latest move, the Fed said that the “extent and timing” of further rate hikes would depend on future economic data.

For the 12-month period ended April 30, 2006, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 15.41%. While high oil and commodity prices, steadily rising interest rates, and geopolitical issues triggered periods of market volatility, investors generally remained focused on the positive economic environment and strong corporate profits.

Looking at the market more closely, small-cap and mid-cap stocks significantly outperformed their large-cap

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value       I

 counterparts, with the Russell 2000,v Russell Midcapvi and Russell 1000vii Indexes returning 33.47%, 26.42%, and 16.71%, respectively. From an investment style perspective, value stocks outperformed growth stocks, with the Russell 3000 Valueviii and Russell 3000 Growthix Indexes returning 19.33% and 16.90%, respectively, over the reporting period.

Both short- and long-term yields rose over the reporting period. During the one-year ended April 30, 2006, two-year Treasury yields increased from 3.66% to 4.87%. Over the same period, 10-year Treasury yields moved from 4.21% to 5.07%. During part of the reporting period the yield curve was inverted, with the yield on two-year Treasuries surpassing that of 10-year Treasuries. An inverted yield curve has historically foreshadowed an economic slowdown or recession. However, some experts, including new Chairman Bernanke, believe the inverted yield curve was largely a function of strong foreign demand for longer-term bonds. Looking at the one-year period as a whole, the overall bond market, as measured by the Lehman Brothers U.S. Aggregate Bond Indexx, returned 0.71%.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Special
Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of
Legg Mason. Completion of the sale caused the Fund’s investment management contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state

II      Legg
Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

 regulators. The Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the Fund and its
Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

As
always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

June 2, 2006

All index performance reflects no deduction
for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]

Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv

The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell
3000 Index.

vi

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 25% of the total market capitalization of the Russell
1000 Index.

vii

The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell
3000 Index.

viii

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix

The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

[x]

The Lehman Brothers U.S. Aggregate Bond Index is a broad-based bond index comprised of government, corporate, mortgage and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value       III

Manager Overview

Special Shareholder
Notice

Prior to April 7, 2006, the Fund operated under the name Smith Barney Multiple Discipline Funds Balanced All Cap Growth and Value Fund.
The Fund’s investment strategy and objective have not changed.

Q. What were the overall market conditions during the Fund’s reporting period?

A. The U.S. stock market rose over the 12-month reporting period, as the S&P 500 Indexi gained 15.41%. To a great extent, we believe market performance was driven by strong corporate profits and investors’ perceptions regarding interest rates. In particular, indications that the
Federal Reserve Board (“Fed”)ii may pause or stop its campaign of raising interest rates buoyed the market. However, when economic data pointed to rising inflation, it often led to market weakness, as investors became concerned that the Fed would continue raising rates and choke off the economic expansion. The U.S. market’s rally was broad-based, as virtually every sector of the market rose over the reporting period. From a market cap perspective, the Russell 2000,iii Russell Midcapiv and Russell 1000v Indexes returned 33.47%, 26.42%, and 16.71%, respectively. In terms of investment style, value stocks were the clear winner, as the Russell
3000 Valuevi and Russell 3000 Growthvii
Indexes returned 19.33% and 16.90%, respectively.

Over the last
year, the U.S. bond market was impacted by the strong economy, inflationary pressures and continued rate hikes by the Fed. To gain some perspective on how far we’ve come in terms of interest rates, consider the following. In May 2004, the federal funds rate,viii a barometer of short-term interest rates, was a mere 1.00%, its lowest level in more than 40 years. This was due, in part, to the Fed’s attempt to stimulate the economy in the aftermath of September 11th.

By June of
2004, the economy appeared to be on solid footing and the Fed officially ended its accommodative monetary policy by instituting its first rate hike in four years, bringing the federal funds rate from 1.00% to 1.25%. At that time, the Fed telegraphed what it had in mind for short-term rates as it said, “policy accommodation can be removed at a pace that is likely to be measured.” The Fed certainly has been true to its word, as it instituted 15 straight 0.25% rate hikes through the end of April 2006, bringing the federal funds rate to 4.75%. After the reporting period ended, the Fed again raised rates in May to 5.00%.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       1

Performance Review

For
the 12 months ended April 30, 2006, Class A shares of the Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value, excluding sales charges, returned 9.97%. In comparison, the Fund’s unmanaged fixed income benchmark, the Lehman Brothers Intermediate Treasury Bond Index,ix and the Fund’s unmanaged equity benchmark, the Russell 3000 Index,x returned 0.66% and 18.08%, respectively, for the same period. The Lipper Mixed-Asset Target
Allocation Growth Funds Category Average1 increased 13.18% over the same time frame.

Performance Snapshot as of April 30, 2006 (excluding sales charges) (unaudited)

6 months

12 months

MDF Balanced All Cap Growth and Value — Class A Shares

5.41%

9.97%

Lehman Brothers Intermediate Treasury Bond Index

0.64%

0.66%

Russell 3000 Index

10.70%

18.08%

Lipper Mixed-Asset Target Allocation Growth Funds Category Average

8.34%

13.18%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above.
Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at
www.leggmason.com/InvestorServices.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Excluding sales charges, Class B shares returned 5.01%, Class C shares returned 5.02% and Class Y shares returned 5.66% over the six months ended April 30, 2006. Excluding sales charges, Class B shares returned 9.12%, Class C shares returned 9.13% and Class Y shares returned 10.40% over the 12 months ended April 30, 2006. All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended April 30, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 532 funds for the six-month period and among the 515 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q. What were the most significant factors affecting Fund performance?

What were the leading contributors to performance?

A. The Fund’s underperformance relative
to the Russell 3000 Index was primarily due to sector allocation. An underweight position in utilities and an underweight position in consumer staples contributed favorably to performance; however, this benefit was more

[1]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 515 funds in the Fund’s Lipper category, and excluding sales charges.

2      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value
2006 Annual Report

 than offset by an overweight in healthcare and an underweight in the financials sector, which negatively impacted performance. Security selection was strongest in the financials and healthcare sectors and weakest in the consumer discretionary and industrials sectors. In terms of individual holdings, the Fund’s largest contributors to performance were
Texas Instruments Inc., a company that designs and supplies digital signal processors, SanDisk Corp., a company that produces flash memory data storage products, Merrill Lynch & Co. Inc., a large financial services firm,
Lehman Brothers Holdings Inc., a provider of financial services and American International Group Inc., a company engaged in a range of insurance and insurance-related activities. The Fund continued to be invested in the securities above at the end of the reporting period.

What were the leading detractors from performance?

A. The largest detractors from performance for the period were Johnson & Johnson, a manufacturer and seller of healthcare products, Comcast Corp., a cable and internet communications company, Tyco International Ltd., a diversified manufacturing and services company, Dell Inc., a computer systems and services company and Lear Corp., a provider of automotive interior systems. The Fund sold its position in Lear Corp. and remained invested in the other securities at the end of the reporting period.

Q. Were there any significant changes to the Fund during the reporting period?

A. While the composition of the segments may have changed during the period, there were no material changes in the target allocations made to the segments during the period by the coordinating portfolio managers.

Thank you for your investment in the
Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Roger Paradiso Co-coordinating Portfolio Manager

Kirstin Mobyed Co-coordinating Portfolio Manager

June 2, 2006

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       3

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of April 30, 2006 and are subject to change and may not be representative of the portfolio managers’ current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Federal National Mortgage Association (FNMA), 3.375% due 12/15/08 (5.6%), U.S. Treasury Notes, 4.250% due 8/15/14 (5.2%), U.S. Treasury Notes,
4.000% due 4/15/10 (4.4%), Federal Home Loan Bank (FHLB), Global Bonds, 4.625% due 7/18/07 (3.1%), Federal Home Loan Mortgage Corp. (FHLMC), 3.500% due 9/15/07 (2.6%), U.S. Treasury Notes, 5.000% due 2/15/11 (2.1%), Texas Instruments Inc. (1.7%),
Cisco Systems Inc. (1.5%), Pfizer Inc. (1.5%) and U.S. Treasury Notes, 3.375% due 9/15/09 (1.5%). Please refer to pages 10 through 15 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio managers’ current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of April 30, 2006 were: U.S. Government & Agency Obligations (28.7%), Healthcare (11.8%), Consumer Discretionary (11.5%), Information Technology
(11.4%) and Financials (8.5%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Diversification does not assure against loss. The Fund may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. Interest rate increases, causing the price of fixed income securities to decline, would reduce the value of the Fund’s share price. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please read the prospectus, which describes these and other investment risks in greater detail.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]

The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell
3000 Index.

iv

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 25% of the total market capitalization of the Russell
1000 Index.

[v]

The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell
3000 Index.

vi

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

vii

The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

viii

The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

ix

The Lehman Brothers Intermediate Treasury Bond Index is composed of all bonds covered by the Lehman Brothers Treasury Bond Index with maturities between one and 9.9 years. Total return consists of price appreciation/depreciation plus income as a percentage of the original investment.

[x]

The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market.

4      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006
Annual Report       5

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000
invested on November 1, 2005 and held for the six months ended April 30, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

Actual Total Return Without Sales Charges(2)

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(3)

Class A

5.41
%

$
1,000.00

$
1,054.10

1.38
%

$
7.03

Class B

5.01

1,000.00

1,050.10

2.12

10.78

Class C

5.02

1,000.00

1,050.20

2.10

10.68

Class Y

5.66

1,000.00

1,056.60

0.99

5.05

(1)

For the six months ended April 30, 2006.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)

Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value
2006 Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return”
provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

Hypothetical Annualized Total Return

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(2)

Class A

5.00
%

$
1,000.00

$
1,017.95

1.38
%

$
6.90

Class B

5.00

1,000.00

1,014.28

2.12

10.59

Class C

5.00

1,000.00

1,014.38

2.10

10.49

Class Y

5.00

1,000.00

1,019.89

0.99

4.96

(1)

For the six months ended April 30, 2006.

(2)

Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006
Annual Report       7

Fund Performance

Average Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A

Class B

Class C

Class Y

Twelve Months Ended 4/30/06

9.97
%

9.12
%

9.13
%

10.40
%

Inception* through 4/30/06

6.50

5.80

5.75

6.26

With Sales Charges(3)

Class A

Class B

Class C

Class Y

Twelve Months Ended 4/30/06

4.46
%

4.12
%

8.13
%

10.40
%

Inception* through 4/30/06

3.39

3.52

5.75

6.26

Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A (Inception* through 4/30/06)

11.51
%

Class B (Inception* through 4/30/06)

10.08

Class C (Inception* through 4/30/06)

9.99

Class Y (Inception* through 4/30/06)

9.37

(1)

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.

(3)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of
5.00%; Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

*

Inception dates for Class A, B, C and Y shares are August 6, 2004, August 16, 2004, August 16, 2004, and November 8, 2004, respectively.

8      Legg
Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Historical Performance (unaudited)

Value of $10,000 Invested in Class A Shares of the Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value vs. Russell 3000 Index and Lehman Brothers Intermediate Treasury Bond Index† (August 2004 — April 2006)

†

Hypothetical illustration of $10,000 invested in Class A shares on August 6, 2004 (inception date), assuming deduction of the 5.00% maximum initial sales charge at the time of investment for
Class A shares. It also assumes reinvestment of all distributions, including returns of capital, if any, at net asset value through April 30, 2006. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market. Figures for the Russell 3000 Index include the reinvestment of dividends. The Lehman Brothers Intermediate Treasury Bond Index is composed of all bonds covered by the Lehman Brothers Treasury Bond Index with maturities between one and 9.9 years. Total return consists of price appreciation/depreciation plus income as a percentage of the original investment. The Indexes are unmanaged and are not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The performance of the Fund’s other classes may be greater or less than the classes indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       9

Schedule of Investments (April 30, 2006)

LEGG MASON PARTNERS MULTIPLE DISCIPLINE FUNDS BALANCED ALL CAP GROWTH AND VALUE

Shares

Security

Value

COMMON STOCKS — 62.8%

CONSUMER DISCRETIONARY — 11.5%

Hotels, Restaurants & Leisure — 0.4%

4,900

McDonald’s Corp.

$
169,393

Internet & Catalog Retail — 1.1%

4,000

Amazon.com Inc.*

140,840

6,705

Expedia Inc.*

125,048

5,455

IAC/InterActiveCorp.*

157,486

Total Internet & Catalog Retail

423,374

Leisure Equipment & Products — 0.5%

9,520

Hasbro Inc.

187,639

Media — 7.5%

8,300

Cablevision Systems Corp., New York Group, Class A Shares*

168,241

3,950

Clear Channel Communications Inc.

112,694

13,320

Comcast Corp., Special Class A Shares*

410,656

2,642

Discovery Holding Co., Class A Shares*

39,366

21,150

Interpublic Group of Cos. Inc.*

202,617

Liberty Global Inc.:

2,200

Series A Shares*

45,562

200

Series C Shares*

3,994

38,370

Liberty Media Corp., Class A Shares*

320,389

16,695

News Corp., Class B Shares

304,350

15,670

Pearson PLC, Sponsored ADR

217,029

32,680

Time Warner Inc.

568,632

17,990

Walt Disney Co.

503,000

Total Media

2,896,530

Specialty Retail — 2.0%

4,150

Bed Bath & Beyond Inc.*

159,152

8,170

Charming Shoppes Inc.*

112,338

12,130

Home Depot Inc.

484,351

Total Specialty Retail

755,841

TOTAL CONSUMER DISCRETIONARY

4,432,777

CONSUMER STAPLES — 5.3%

Beverages — 1.6%

7,350

Coca-Cola Co.

308,406

1,000

Molson Coors Brewing Co., Class B Shares

73,860

3,845

PepsiCo Inc.

223,933

Total Beverages

606,199

Food & Staples Retailing — 1.0%

6,020

Safeway Inc.

151,283

5,100

Wal-Mart Stores Inc.

229,653

Total Food & Staples Retailing

380,936

Food Products — 1.7%

5,650

Kraft Foods Inc., Class A Shares

176,506

6,550

Unilever PLC, Sponsored ADR

279,881

See Notes to Financial Statements.

10      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Schedule of Investments (April 30,
2006) (continued)

Shares

Security

Value

Food Products — 1.7% (continued)

3,350

Wm. Wrigley Jr. Co.

$
157,685

837

Wm. Wrigley Jr. Co., Class B Shares

39,423

Total Food Products

653,495

Household Products — 1.0%

1,000

Kimberly-Clark Corp.

58,530

5,912

Procter & Gamble Co.

344,137

Total Household Products

402,667

TOTAL CONSUMER STAPLES

2,043,297

ENERGY — 4.8%

Energy Equipment & Services — 1.6%

1,200

Baker Hughes Inc.

96,996

2,600

GlobalSantaFe Corp.

159,146

2,260

Grant Prideco Inc.*

115,712

5,140

Weatherford International Ltd.*

272,060

Total Energy Equipment & Services

643,914

Oil, Gas & Consumable Fuels — 3.2%

3,725

Anadarko Petroleum Corp.

390,454

2,785

BP PLC, Sponsored ADR

205,310

850

Chevron Corp.

51,867

3,850

Exxon Mobil Corp.

242,858

2,960

Murphy Oil Corp.

148,533

8,390

Williams Cos. Inc.

183,993

Total Oil, Gas & Consumable Fuels

1,223,015

TOTAL ENERGY

1,866,929

FINANCIALS — 8.5%

Capital Markets — 2.8%

850

Ameriprise Financial Inc.

41,684

1,000

Goldman Sachs Group Inc.

160,290

2,175

Lehman Brothers Holdings Inc.

328,751

7,160

Merrill Lynch & Co. Inc.

546,022

350

State Street Corp.

22,862

Total Capital Markets

1,099,609

Commercial Banks — 0.8%

5,856

Bank of America Corp.

292,331

Consumer Finance — 0.7%

4,950

American Express Co.

266,359

Diversified Financial Services — 0.8%

6,820

JPMorgan Chase & Co.

309,492

Insurance — 1.9%

7,120

American International Group Inc.

464,580

5,540

Chubb Corp.

285,532

Total Insurance

750,112

See Notes to Financial Statements.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       11

Schedule of Investments (April 30, 2006) (continued)

Shares

Security

Value

Thrifts & Mortgage Finance — 1.5%

3,880

MGIC Investment Corp.

$
274,316

6,200

PMI Group Inc.

286,130

Total Thrifts & Mortgage Finance

560,446

TOTAL FINANCIALS

3,278,349

HEALTH CARE — 11.8%

Biotechnology — 4.5%

6,360

Amgen Inc.*

430,572

11,370

Biogen Idec Inc.*

509,944

2,395

Genentech Inc.*

190,905

4,110

Genzyme Corp.*

251,368

5,200

ImClone Systems Inc.*

187,720

15,320

Millennium Pharmaceuticals Inc.*

139,106

Total Biotechnology

1,709,615

Health Care Providers & Services — 1.0%

7,840

UnitedHealth Group Inc.

389,962

Pharmaceuticals — 6.3%

6,560

Abbott Laboratories

280,374

2,500

Eli Lilly & Co.

132,300

5,820

Forest Laboratories Inc.*

235,012

4,140

GlaxoSmithKline PLC, Sponsored ADR

235,483

9,205

Johnson & Johnson

539,505

2,450

Novartis AG, Sponsored ADR

140,900

23,300

Pfizer Inc.

590,189

5,730

Wyeth

278,879

Total Pharmaceuticals

2,432,642

TOTAL HEALTH CARE

4,532,219

INDUSTRIALS — 6.3%

Aerospace & Defense — 2.4%

1,800

Boeing Co.

150,210

6,460

Honeywell International Inc.

274,550

2,760

L-3 Communications Holdings Inc.

225,492

6,020

Raytheon Co.

266,505

Total Aerospace & Defense

916,757

Airlines — 0.5%

11,760

Southwest Airlines Co.

190,747

Electrical Equipment — 0.7%

3,450

Emerson Electric Co.

293,077

Industrial Conglomerates — 1.8%

8,940

General Electric Co.

309,235

14,500

Tyco International Ltd.

382,075

Total Industrial Conglomerates

691,310

See Notes to Financial Statements.

12      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Schedule of Investments (April 30,
2006) (continued)

Shares

Security

Value

Machinery — 0.9%

2,320

Caterpillar Inc.

$
175,717

5,650

Pall Corp.

170,517

Total Machinery

346,234

TOTAL INDUSTRIALS

2,438,125

INFORMATION TECHNOLOGY — 11.4%

Communications Equipment — 1.6%

28,270

Cisco Systems Inc.*

592,256

1,290

Motorola Inc.

27,542

Total Communications Equipment

619,798

Computers & Peripherals — 1.7%

8,600

Dell Inc.*

225,320

1,600

International Business Machines Corp.

131,744

16,050

Maxtor Corp.*

155,364

1,920

SanDisk Corp.*

122,554

Total Computers & Peripherals

634,982

Electronic Equipment & Instruments — 0.4%

3,870

Agilent Technologies Inc.*

148,685

Internet Software & Services — 0.8%

9,800

Yahoo! Inc.*

321,244

Semiconductors & Semiconductor Equipment — 4.4%

5,500

Applied Materials Inc.

98,725

3,795

Cree Inc.*

113,167

15,830

Intel Corp.

316,283

12,740

Micron Technology Inc.*

216,198

3,700

Novellus Systems Inc.*

91,390

17,156

Taiwan Semiconductor Manufacturing Co., Ltd., Sponsored ADR

179,795

19,420

Texas Instruments Inc.

674,068

Total Semiconductors & Semiconductor Equipment

1,689,626

Software — 2.5%

4,360

Advent Software Inc.*

153,472

3,650

Autodesk Inc.*

153,446

2,900

Electronic Arts Inc.*

164,720

20,350

Microsoft Corp.

491,453

Total Software

963,091

TOTAL INFORMATION TECHNOLOGY

4,377,426

MATERIALS — 2.0%

Chemicals — 0.7%

2,250

Dow Chemical Co.

91,373

3,900

E.I. du Pont de Nemours & Co.

171,990

Total Chemicals

263,363

See Notes to Financial Statements.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       13

Schedule of Investments (April 30, 2006) (continued)

Shares

Security

Value

Metals & Mining — 0.6%

7,330

Alcoa Inc.

$
247,607

Paper & Forest Products — 0.7%

3,885

Weyerhaeuser Co.

273,776

TOTAL MATERIALS

784,746

TELECOMMUNICATION SERVICES — 1.2%

Diversified Telecommunication Services — 0.5%

5,905

Verizon Communications Inc.

195,042

Wireless Telecommunication Services — 0.7%

10,920

Vodafone Group PLC, Sponsored ADR

258,804

TOTAL TELECOMMUNICATION SERVICES

453,846

TOTAL COMMON STOCKS (Cost — $21,832,563)

24,207,714

Face Amount

U.S. GOVERNMENT & AGENCY OBLIGATIONS — 28.7%

U.S. Government Agency Obligations — 12.7%

$
1,200,000

Federal Home Loan Bank (FHLB), Global Bonds, 4.625% due 7/18/07

1,192,506

1,040,000

Federal Home Loan Mortgage Corp. (FHLMC), 3.500% due 9/15/07

1,018,412

Federal National Mortgage Association (FNMA):

550,000

3.800% due 1/18/08

537,482

2,250,000

3.375% due 12/15/08

2,154,436

Total U.S. Government Agency Obligations

4,902,836

U.S. Government Obligations — 16.0%

U.S. Treasury Notes:

275,000

3.625% due 6/30/07

271,047

550,000

5.500% due 5/15/09

559,905

600,000

3.375% due 9/15/09

572,110

1,750,000

4.000% due 4/15/10

1,694,082

820,000

5.000% due 2/15/11

823,748

2,100,000

4.250% due 8/15/14

1,989,423

256,917

Inflation Indexed, 0.875% due 4/15/10

244,412

Total U.S. Government Obligations

6,154,727

TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $11,301,776)

11,057,563

TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $33,134,339)

35,265,277

See Notes to Financial Statements.

14      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Schedule of Investments (April 30,
2006) (continued)

Face Amount

Security

Value

SHORT-TERM INVESTMENT — 7.6%

Repurchase Agreement — 7.6%

$
2,939,000

  Interest in $604,665,000 joint tri-party repurchase agreement dated 4/28/06 with Deutsche Bank Securities Inc., 4.790% due 5/1/06; Proceeds at maturity
- $2,940,173; (Fully collateralized by various U.S. government agency obligations, 0.000% to 22.305% due 2/15/17 to 4/15/36; Market value — $2,997,780) (Cost — $2,939,000)

$
2,939,000

TOTAL INVESTMENTS — 99.1% (Cost — $36,073,339#)

38,204,277

Other Assets in Excess of Liabilities — 0.9%

359,829

TOTAL NET ASSETS — 100.0%

$
38,564,106

*

Non-income producing security.

#

Aggregate cost for federal income tax purposes is $36,108,346.

Abbreviation used in this schedule:

ADR

— American Depositary Receipt

See Notes to Financial Statements.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       15

Statement of Assets and Liabilities (April 30, 2006)

ASSETS:

Investments, at value (Cost — $36,073,339)

$
38,204,277

Cash

545

Receivable for Fund shares sold

239,640

Receivable for securities sold

158,266

Interest and dividends receivable

125,983

Prepaid expenses

11,196

Total Assets

38,739,907

LIABILITIES:

Payable for securities purchased

73,443

Investment management fee payable

25,018

Distribution fees payable

4,569

Payable for Fund shares repurchased

2,998

Directors’ fees payable

359

Accrued expenses

69,414

Total Liabilities

175,801

Total Net Assets

$
38,564,106

NET ASSETS:

Par value (Note 6)

$
3,075

Paid-in capital in excess of par value

36,209,124

Undistributed net investment income

59,273

Accumulated net realized gain on investments

161,696

Net unrealized appreciation on investments

2,130,938

Total Net Assets

$
38,564,106

Shares Outstanding:

Class A

1,317,240

Class B

565,938

Class C

434,262

Class Y

757,306

Net Asset Value:

Class A (and redemption price)

$12.56

Class B *

$12.50

Class C *

$12.49

Class Y (and redemption price)

$12.58

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 5.00%)

$13.22

*

Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

16      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Statement of Operations (For the year ended April 30, 2006)

INVESTMENT INCOME:

Interest

$
505,965

Dividends

274,490

Less: Foreign taxes withheld

(1,347
)

Total Investment Income

779,108

EXPENSES:

Investment management fee (Note 2)

258,906

Distribution fees (Notes 2 and 4)

160,385

Registration fees

81,311

Transfer agent fees (Notes 2 and 4)

36,895

Shareholder reports (Note 4)

33,656

Legal fees

28,764

Audit and tax

25,600

Custody fees

15,018

Directors’ fees

6,018

Insurance

546

Miscellaneous expenses

3,582

Total Expenses

650,681

Less: Fee waivers and/or expense reimbursements (Notes 2 and 8)

(107,897
)

Net Expenses

542,784

Net Investment Income

236,324

REALIZED AND UNREALIZED GAIN ON INVESTMENTS (NOTES 1 AND 3):

Net Realized Gain From Investment Transactions

328,470

Change in Net Unrealized Appreciation/Depreciation From Investments

2,463,851

Net Gain on Investments

2,792,321

Increase in Net Assets From Operations

$
3,028,645

See Notes to Financial Statements.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       17

Statements of Changes in Net Assets (For the years ended April 30,)

2006

2005(1)

OPERATIONS:

Net investment income

$
236,324

$
23,257

Net realized gain

328,470

6,108

Change in net unrealized appreciation/depreciation

2,463,851

(332,913
)

Increase (Decrease) in Net Assets From Operations

3,028,645

(303,548
)

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):

Net investment income

(210,002
)

—

Net realized gains

(172,882
)

—

Decrease in Net Assets From Distributions to Shareholders

(382,884
)

—

FUND SHARE TRANSACTIONS (NOTE 6):

Net proceeds from sale of shares

15,811,286

27,242,352

Reinvestment of distributions

256,288

—

Cost of shares repurchased

(6,044,846
)

(1,043,187
)

Increase in Net Assets From Fund Share Transactions

10,022,728

26,199,165

Increase in Net Assets

12,668,489

25,895,617

NET ASSETS:

Beginning of year

25,895,617

—

End of year*

$
38,564,106

$
25,895,617

* Includes undistributed net investment income of:

$59,273

$33,476

(1)

For the period August 6, 2004 (inception date) to April 30, 2005.

See Notes to Financial Statements.

18      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value
2006 Annual Report

Financial Highlights

For a share of
each class of capital stock outstanding throughout each year ended April 30, unless otherwise noted:

Class A Shares(1)

2006

2005(2)

Net Asset Value, Beginning of Year

$11.56

$11.40

Income From Operations:

Net investment income

0.11

0.04

Net realized and unrealized gain

1.04

0.12

Total Income From Operations

1.15

0.16

Less Distributions From:

Net investment income

(0.09
)

—

Net realized gains

(0.06
)

—

Total Distributions

(0.15
)

—

Net Asset Value, End of Year

$12.56

$11.56

Total Return(3)

9.97
%

1.40
%

Net Assets, End of Year (000s)

$16,539

$12,368

Ratios to Average Net Assets:

Gross expenses

1.70
%

2.91
%(4)

Net expenses(5)(6)

1.39

1.40
(4)

Net investment income

0.87

0.59
(4)

Portfolio Turnover Rate

52
%

36
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the period August 6, 2004 (inception date) to April 30, 2005.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class A shares will not exceed 1.40%.

See Notes to Financial Statements.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       19

Financial Highlights (continued)

For a share of each class of capital stock outstanding throughout each year ended April 30, unless otherwise noted:

Class B Shares(1)

2006

2005(2)

Net Asset Value, Beginning of Year

$11.51

$11.41

Income (Loss) From Operations:

Net investment income (loss)

0.01

(0.01
)

Net realized and unrealized gain

1.04

0.11

Total Income From Operations

1.05

0.10

Less Distributions From:

Net realized gains

(0.06
)

—

Total Distributions

(0.06
)

—

Net Asset Value, End of Year

$12.50

$11.51

Total Return(3)

9.12
%

0.88
%

Net Assets, End of Year (000s)

$7,072

$5,396

Ratios to Average Net Assets:

Gross expenses

2.53
%

4.09
%(4)

Net expenses(5)(6)

2.14

2.15
(4)

Net investment income (loss)

0.12

(0.15
)(4)

Portfolio Turnover Rate

52
%

36
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the period August 16, 2004 (inception date) to April 30, 2005.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class B shares will not exceed 2.15%.

See Notes to Financial Statements.

20      Legg
Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Financial Highlights (continued)

For a share of each class of capital stock outstanding throughout each year ended April 30, unless otherwise noted:

Class C Shares(1)

2006

2005(2)

Net Asset Value, Beginning of Year

$11.50

$11.41

Income (Loss) From Operations:

Net investment income (loss)

0.02

(0.01
)

Net realized and unrealized gain

1.03

0.10

Total Income From Operations

1.05

0.09

Less Distributions From:

Net realized gains

(0.06
)

—

Total Distributions

(0.06
)

—

Net Asset Value, End of Year

$12.49

$11.50

Total Return(3)

9.13
%

0.79
%

Net Assets, End of Year (000s)

$5,426

$4,538

Ratios to Average Net Assets:

Gross expenses

2.45
%

3.79
%(4)

Net expenses(5)(6)

2.13

2.15
(4)

Net investment income (loss)

0.13

(0.16
)(4)

Portfolio Turnover Rate

52
%

36
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the period August 16, 2004 (inception date) to April 30, 2005.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class C shares will not exceed 2.15%.

See Notes to Financial Statements.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       21

Financial Highlights (continued)

For a share of each class of capital stock outstanding throughout each year ended April 30, unless otherwise noted:

Class Y Shares(1)

2006

2005(2)

Net Asset Value, Beginning of Year

$11.58

$11.69

Income (Loss) From Operations:

Net investment income

0.16

0.05

Net realized and unrealized gain (loss)

1.04

(0.16
)

Total Income (Loss) From Operations

1.20

(0.11
)

Less Distributions From:

Net investment income

(0.14
)

—

Net realized gains

(0.06
)

—

Total Distributions

(0.20
)

—

Net Asset Value, End of Year

$12.58

$11.58

Total Return(3)

10.40
%

(0.94
)%

Net Assets, End of Year (000s)

$9,527

$3,594

Ratios to Average Net Assets:

Gross expenses

1.23
%

1.72
%(4)

Net expenses(5)(6)

0.99

0.99
(4)

Net investment income

1.28

0.94
(4)

Portfolio Turnover Rate

52
%

36
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the period November 8, 2004 (inception date) to April 30, 2005.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class Y shares will not exceed 0.99%.

See Notes to Financial Statements.

22      Legg
Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Notes to Financial Statements

1.
Organization and Significant Accounting Policies

Legg
Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value (formerly known as Smith Barney Multiple Discipline Funds – Balanced All Cap Growth and Value Fund) (the “Fund”) is a separate diversified series of Legg
Mason Partners Investment Funds, Inc. (formerly known as Smith Barney Investment Funds Inc.) (the “Company”). The Company, a Maryland corporation, is registered under the Investment Company Act of 1940, as amended (“1940
Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Security Transactions and Investment Income.
Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006
Annual Report       23

Notes to Financial Statements (continued)

(d) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(e)
Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(f) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(g) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

Undistributed Net Investment Income

Paid-in Capital

(a)

$
(525
)

$
525

(a)

Reclassifications are primarily due to non-deductible offering costs.

2.
Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc.
(“Legg Mason”). As a result, the Fund’s investment manager, Smith Barney Fund Management LLC (“SBFM” or the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, became a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment management contract to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

Prior to October 1, 2005, the Fund paid the Manager a fee calculated at an annual rate of 0.75% of the
Fund’s average daily net assets, this fee is calculated daily and paid monthly.

24      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Notes to Financial Statements (continued)

Effective October 1, 2005 and continuing under the
new investment management contract, the Fund pays the Manager an investment management fee calculated daily and paid monthly in accordance with the following breakpoint schedule:

Average Daily Net Assets

Annual Rate

First $1 billion

0.750
%

Next $1 billion

0.725

Next $3 billion

0.700

Next $5 billion

0.675

Over $10 billion

0.650

During the year ended April 30, 2006, the Fund’s Class A, B, C and Y shares had voluntary expense limitations in place of 1.40%, 2.15%, 2.15% and 0.99%, respectively. For the year ended April 30,
2006, the Manager waived a portion of its fee and/or reimbursed expenses amounting to $107,897. Such waivers and/or expense reimbursements are voluntary and may be reduced or terminated at any time.

The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Fund’s transfer agent. Also, prior to January 1, 2006, PFPC and Primerica Shareholder Services (“PSS”), another subsidiary of Citigroup, acted as the Fund’s sub-transfer agents. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC and PSS were responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the period ended April 30, 2006, the Fund paid transfer agent fees of $18,102 to CTB.

The Fund’s Board has appointed the Fund’s current distributors, Citigroup Global Markets Inc. (“CGM”)
and PFS Investments Inc. (“PFS”), both of which are subsidiaries of Citigroup, and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The
Fund’s Board has also approved an amended and restated Rule 12b-1 Plan. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

There is a
maximum initial sales charge of 5.00% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006
Annual Report       25

Notes to Financial Statements (continued)

For the period ended April 30, 2006, LMIS, PFS, and CGM and its affiliates received sales charges of approximately $139,000 on sales of the Fund’s Class A shares. In addition, for the period ended
April 30, 2006, CDSCs paid to LMIS, PFS, and CGM and its affiliates were approximately:

Class B

Class C

CDSCs

$
16,000

$
2,000

Certain officers and one Director of the Company are employees of Legg Mason or its affiliates and do not receive compensation from the Company.

3.
Investments

During the year ended April 30, 2006,
the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S. Government & Agency Obligations were as follows:

Investments

U.S. Government & Agency Obligations

Purchases

$
11,532,623

$
14,578,739

Sales

5,941,971

10,451,013

At April 30, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation

$
2,811,524

Gross unrealized depreciation

(715,593
)

Net unrealized appreciation

$
2,095,931

4.
Class Specific Expenses

The Fund has adopted a Rule
12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.75% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

For the year ended April 30, 2006, class specific expenses were as follows:

Distribution Fees

Transfer Agent Fees

Shareholder Reports Expenses

Class A

$
39,334

$
21,645

$
14,716

Class B

64,957

9,076

11,230

Class C

56,094

6,161

7,309

Class Y

—

13

401

Total

$
160,385

$
36,895

$
33,656

26      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Notes to Financial Statements (continued)

5.
Distributions to Shareholders by Class

Year Ended April 30, 2006

Period Ended April 30, 2005†

Net Investment Income

Class A

$
123,219

$
—

Class Y

86,783

—

Total

$
210,002

$
—

Net Realized Gains

Class A

$
78,644

$
—

Class B

31,977

—

Class C

27,613

—

Class Y

34,648

—

Total

$
172,882

$
—

†

For the period from inception dates to April 30, 2005. The inception dates for Class A, B, C and Y shares are August 6, 2004, August 16, 2004, August 16,
2004 and November 8, 2004, respectively.

6.
Capital Shares

At April 30, 2006, the Company had
10 billion shares of capital stock authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in
shares of each class were as follows:

Year Ended April 30, 2006

Period Ended April 30, 2005†

Shares

Amount

Shares

Amount

Class A

Shares sold

453,099

$
5,479,835

1,117,643

$
13,042,858

Shares issued on reinvestment

16,209

199,357

—

—

Shares repurchased

(221,827
)

(2,730,124
)

(47,884
)

(563,462
)

Net Increase

247,481

$
2,949,068

1,069,759

$
12,479,396

Class B

Shares sold

244,889

$
2,949,695

485,391

$
5,657,944

Shares issued on reinvestment

2,553

31,179

—

—

Shares repurchased

(150,437
)

(1,812,947
)

(16,458
)

(191,451
)

Net Increase

97,005

$
1,167,927

468,933

$
5,466,493

Class C

Shares sold

150,508

$
1,796,657

419,047

$
4,879,084

Shares issued on reinvestment

2,109

25,752

—

—

Shares repurchased

(112,740
)

(1,379,416
)

(24,662
)

(288,274
)

Net Increase

39,877

$
442,993

394,385

$
4,590,810

Class Y

Shares sold

457,203

$
5,585,099

310,307

$
3,662,466

Shares repurchased

(10,204
)

(122,359
)

—

—

Net Increase

446,999

$
5,462,740

310,307

$
3,662,466

†
For the period from inception dates to April 30, 2005. The inception dates for Class A, B, C and Y shares are August 6, 2004, August 16, 2004, August 16,
2004 and November 8, 2004, respectively.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       27

Notes to Financial Statements (continued)

7.
Income Tax Information and Distributions to Shareholders

The tax character of distributions paid during the fiscal years ended April 30 was as follows:

2006

2005

Distributions paid from:

Ordinary Income

$
364,897

$
—

Net Long-Term Capital Gains

17,987

—

Total Distributions Paid

$
382,884

$
—

As of April 30, 2006, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income

$
62,823

Undistributed long-term capital gains

196,703

Total undistributed earnings

259,526

Other book/tax temporary differences(a)

(3,550
)

Unrealized appreciation/(depreciation)(b)

2,095,931

Total accumulated earnings/(losses)

$
2,351,907

(a)
Other book/tax temporary differences are attributable primarily to the amortization of organization expenses for tax purposes.

(b)
The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales.

8. Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

28      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value
2006 Annual Report

Notes to Financial Statements (continued)

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected
Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On
November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe
that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of
substantially all of its global asset management business, including SBFM, to Legg Mason.

9. Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five
actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       29

Notes to Financial Statements (continued)

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the
Funds by improperly charging Rule l2b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the
“Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of theses circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

10.
Other Matters

On September 16, 2005, the staff of
the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule
19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule
19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

30      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Notes to Financial Statements (continued)

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment management services relating to the Fund.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       31

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Legg Mason Partners Investment Funds, Inc.

(formerly Smith Barney Investment Funds Inc.):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Legg Mason Partners Multiple Discipline Funds Balanced
All Cap Growth and Value (formerly Smith Barney Multiple Discipline Funds — Balanced All Cap Growth and Value Fund) (“Fund”), a series of Legg Mason Partners Investment Funds, Inc. as of April 30, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for the year then ended and the period from August 6, 2004 (commencement of operations) to April 30, 2005. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2006, by correspondence with the custodian and broker or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value as of April 30, 2006, and the results of its operations for the year then ended, the changes in its net assets and the financial highlights for the year then ended and the period from August 6, 2004 to April 30, 2005, in conformity with U.S. generally accepted accounting principles.

New York, New York

June 29, 2006

32      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Additional Information (unaudited)

Information about Directors and Officers

The business and affairs of the Legg Mason Partners Multiple Discipline Funds Balanced All Cap
Growth and Value (formerly known as Smith Barney Multiple Discipline Funds — Balanced All Cap Growth and Value Fund) (the “Fund”) are managed under the direction of the Board of Directors of Legg Mason Partners Investment Funds,
Inc. (formerly known as Smith Barney Investment Funds Inc.) (the “Company”). Information pertaining to the Directors and certain officers of the Company is set forth below. The Statement of Additional Information includes additional information about the Directors and is available, without charge, upon request by calling Shareholder Services at 1-800-451-2010.

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in the Fund Complex Overseen by Director

Other Board Memberships Held by Director

Non-Interested Directors:

Paul R. Ades Paul R. Ades, PLLC 181 West Main Street, Suite C Babylon, NY 11702 Birth Year: 1940

Director

Since 1994

Law Firm of Paul R. Ades, PLLC (April 2000 to present)

15

None

Dwight B. Crane Harvard Business School Soldiers Field Baker Library #337 Boston, MA 02163 Birth Year: 1937

Director

Since 1981

Professor, Harvard Business School

46

None

Frank G. Hubbard c/o Legg Mason Partners Funds 125 Broad Street New York, NY 10004 Birth Year: 1937

Director

Since 1993

President of Avatar International, Inc. (Business Development) (since 1998)

15

None

Jerome H. Miller c/o Legg Mason Partners Funds 125 Broad Street New York, NY 10004 Birth Year: 1938

Director

Since 1998

Retired

15

None

Ken Miller Young Stuff Apparel Group, Inc. 930 Fifth Avenue Suite 610 New York, NY 10021 Birth Year: 1942

Director

Since 1994

President of Young Stuff Apparel Group, Inc. (since 1963)

15

None

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       33

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in the Fund Complex Overseen by Director

Other Board Memberships Held by Director

Interested Director:

  R. Jay Gerken, CFA**   Legg Mason & Co., LLC
(“Legg Mason”) 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951

Chairman, President and Chief Executive Officer

Since 2002

Managing Director of Legg Mason; President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and Chief
Executive Officer of certain mutual funds associated with Legg Mason; Formerly, Chairman of SBFM and CFM (from 2002 to 2006); Formerly, Chairman, President and Chief Executive Officer of Travelers Investment Advisers, Inc. (from 2002 to
2005)

169

Trustee Consulting Group Capital Markets Funds

Officers:

Andrew B. Shoup Legg Mason 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956

  Senior Vice President   and Chief Administrative
Officer

Since 2003

Director of Legg Mason; Senior Vice President and Chief Administrative Officer of certain mutual funds associated with Legg Mason; Formerly, Head of International Funds Administration of Legg Mason or its
predecessors (from 2001 to 2003)

N/A

N/A

Kaprel Ozsolak Legg Mason 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1965

Chief Financial Officer and Treasurer

Since 2004

Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Formerly, Controller of certain mutual funds associated with Legg Mason
(from 2002 to 2004)

N/A

N/A

34      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Additional Information (unaudited)
(continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in the Fund Complex Overseen by Director

Other Board Memberships Held by Director

Valerie Bannon Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1973

Vice President and Investment Officer

Since 2004

Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Alan J. Blake Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1949

Vice President and Investment Officer

Since 2000

Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Ellen S. Cammer Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1954

Vice President and Investment Officer

Since 2004

Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Richard A. Freeman Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1953

Vice President and Investment Officer

Since 2004

Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

John G. Goode Legg Mason One Sansome Street, 36th Floor San Francisco, CA 94104 Birth Year: 1944

Vice President and Investment Officer

Since 2004

Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Peter J. Hable Legg Mason One Sansome Street, 36th Floor San Francisco, CA 94104 Birth Year: 1958

Vice President and Investment Officer

Since 2004

Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Kirstin Mobyed Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1969

Vice President and Investment Officer

Since 2004

Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Roger Paradiso Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1966

Vice President and Investment Officer

Since 2004

Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates

N/A

N/A

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report       35

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in the Fund Complex Overseen by Director

Other Board Memberships Held by Director

Ted P. Becker Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951

Chief Compliance Officer

Since 2006

Managing Director of Compliance at Legg Mason (2005-Present); Chief Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Managing Director of Compliance at Legg Mason or
its predecessors (2002-2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup, Inc.

N/A

N/A

John Chiota Legg Mason 300 First Stamford Place, 4th Floor Stamford, CT 06902 Birth Year: 1968

Chief Anti- Money Laundering Compliance Officer

Since 2006

Vice President of Legg Mason or its predecessors (since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Prior to August 2004, Chief
AML Compliance Officer with TD Waterhouse

N/A

N/A

Steven Frank Legg Mason 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1967

Controller

Since 2005

Vice President of Legg Mason (since 2002); Controller of certain funds associated with Legg Mason (since 2005); Formerly, Assistant Controller of certain mutual funds associated with Legg Mason (from
2001-2005)

N/A

N/A

Robert I. Frenkel Legg Mason 300 First Stamford Place, 4th Floor Stamford, CT 06902 Birth Year: 1954

Secretary and Chief Legal Officer

Since 2003

Managing Director and General Counsel of Global Mutual Funds for Legg Mason or its predecessors (since 1994); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason (since
2003); Formerly, Secretary of CFM (from 2001 to 2004).

N/A

N/A

*

Each Director and officer serves until his or her successor has been duly elected and qualified.

**

Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and of certain of its affiliates.

36      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On November 29, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Directors1. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

1. Approval of New Management Agreement

Item Voted On

Votes For

Votes Against

Abstentions

Broker Non-Votes

New Management Agreement

1,524,448.802

2,930.702

31,046.821

16,489.000

2. Election of Directors1

Nominees:

Votes For

Authority Withheld

Abstentions

Broker Non-Votes

Paul R. Ades

154,295,546.159

5,699,406.286

1,101,216.604

0.000

Dwight B. Crane

154,269,645.182

5,725,307.263

1,101,216.604

0.000

Frank G. Hubbard

154,276,889.022

5,718,063.423

1,101,216.604

0.000

Jerome H. Miller

154,266,400.237

5,728,552.208

1,101,216.604

0.000

Ken Miller

154,326,232.680

5,668,719.765

1,101,216.604

0.000

R. Jay Gerken

154,204,059.413

5,790,893.032

1,101,216.604

0.000

[1]

Directors are elected by the shareholders of all of the series of the Company of which the Fund is a series.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006
Annual Report       37

Important Tax Information (unaudited)

The
following information is provided with respect to the distributions paid during the taxable year ended April 30, 2006:

Record Date: Payable Date:

12/8/2005 12/9/2005

12/27/2005 12/28/2005

Ordinary Income:

Qualified Dividend Income for Individuals

57.76
%

57.76
%

Dividends Qualifying for the Dividends Received Deduction for Corporations

53.69
%

53.69
%

Long-Term Capital Gain Dividend

$
0.006061

$
—

Please retain this information for your records.

38      Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value 2006 Annual Report

Legg Mason Partners
Multiple Discipline Funds

Balanced All Cap Growth and Value

DIRECTORS

Paul R. Ades

Dwight B. Crane

R. Jay Gerken,
CFA
Chairman

Frank G. Hubbard

Jerome H. Miller

Ken Miller

OFFICERS

R. Jay Gerken, CFA

President
and
Chief Executive Officer

Andrew B. Shoup

Senior Vice President and
Chief Administrative Officer

Kaprel Ozsolak

Chief Financial Officer and Treasurer

Valerie Bannon, CFA
Vice President and
Investment Officer

Alan J. Blake
Vice President and
Investment Officer

Ellen S. Cammer
Vice President and
Investment Officer

Richard A. Freeman
Vice President and
Investment Officer

John G. Goode
Vice President and
Investment Officer

Peter J. Hable
Vice President and
Investment Officer

Kirstin Mobyed
Vice President and
Investment Officer

OFFICERS (continued)

Roger Paradiso
Vice
President and
Investment Officer

Ted P. Becker
Chief Compliance
Officer

John Chiota

Chief Anti-Money Laundering Compliance Officer

Steven Frank

Controller

Robert I. Frenkel
Secretary and
Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

PFS Investments Inc.

CUSTODIAN

State Street Bank
and Trust Company

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough, Massachusetts 01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of shareholders of Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and
Value, but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

©2006 Legg Mason Investor Services, LLC

Member NASD, SIPC

FD03184 6/06

SR06-79

Legg Mason Partners

Multiple Discipline Funds

Balanced All Cap Growth and Value

The Fund is a separate series of the Legg Mason Partners Investment Funds, Inc., a Maryland corporation.

LEGG MASON PARTNERS MULTIPLE DISCIPLINE FUNDS

BALANCED ALL CAP GROWTH AND VALUE

Legg Mason Partners Funds

125 Broad Street

10th Floor, MF-2

New York, New
York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call
1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under the Fund’s former Smith Barney Investment Funds Inc. — Smith Barney Multiple Discipline Funds — Balanced All Cap Growth and Value Fund name.